Bristol-Myers Squibb Company

P.O. BOX 4000
PRINCETON, NJ 08540

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, either on (i) Monday, April 8, 2019 for shares in employee benefit plans or (ii) Thursday, April 11, 2019 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to vote the shares.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Bristol-Myers Squibb Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, either on (i) Monday, April 8, 2019 for shares in employee benefit plans or (ii) Thursday, April 11, 2019 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this **WHITE PROXY CARD** and return it in the postage-paid envelope we have provided or return it to Bristol-Myers Squibb Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We recommend you mail your proxyby April 4, 2019 to ensure timely receipt of your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E56455-S81820 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRISTOL-MYERS SQUIBB COMPANY

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

	For	Against	Abstain
1. Stock Issuance Proposal: To approve the issuance of shares of Bristol-Myers Squibb Company common stock to stockholders of Celgene Corporation in the merger between Celgene Corporation and Burgundy Merger Sub, Inc., a wholly-owned subsidiary of Bristol-Myers Squibb Company, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 2, 2019, as it may be amended from time to time, among Bristol-Myers Squibb Company, Burgundy Merger Sub, Inc. and Celgene Corporation.	☐	☐	☐
2. Adjournment Proposal: To approve the adjournment from time to time of the special meeting of the stockholders of Bristol-Myers Squibb Company if necessary to solicit additional proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement thereof, to approve the Stock Issuance Proposal.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Bristol-Myers Squibb Company

ADMISSION TICKET

Special Meeting of Stockholders

April 12, 2019
10:00 A.M.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

PHOTO IDENTIFICATION WILL BE REQUIRED

This is your admission ticket to the meeting.
This ticket admits only the stockholder(s) listed on the reverse side of this card and is not transferable.

Kirkland & Ellis LLP is located at 601 Lexington Avenue, New York, NY 10022.
Directions to the facility can be found on the inside back cover of the joint proxy statement/prospectus or you can call the company at 212-546-4000.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:
The Notice of Special Meeting and joint proxy statement/prospectus are available at www.proxyvote.com.

E56456-S81820

Bristol-Myers Squibb Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, APRIL 12, 2019

The undersigned hereby appoints Giovanni Caforio, M.D., Charles Bancroft, and Katherine R. Kelly, and each of them proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Special Meeting of Stockholders of the company to be held at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, NY 10022, on April 12, 2019 at 10:00 A.M., and at any adjournments or postponements thereof upon matters set forth in the joint proxy statement/prospectus and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy also provides voting instructions for shares held by the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, and directs such Trustee to vote at the Special Meeting all of the shares of common stock of Bristol-Myers Squibb Company which are allocated to the undersigned's employee plan account in the manner directed on the reverse side of this card. If no direction is given or if direction is received after Monday, April 8, 2019 the Trustee will vote the shares in the same proportion as to which it has received instructions.

When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1 and 2. The full text of the items and the position of the Board of Directors on each appear in the joint proxy statement/prospectus and should be reviewed prior to voting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)